EXHIBIT 23.2

AUDITORS' CONSENT

Motorcar Parts of America, Inc.
Torrence, California

We hereby consent to the incorporation by reference in this Form 8K (No. 001-33861) of Motorcar  Parts of America, Inc., our report dated July 18, 2008, except  as to note 16 which is as at July 11, 2011, relating to the combined financial statements of Fenwick Automotive Products Limited and Introcan Inc. which appears in this Form 8-K.

Richmond Hill, Ontario	Chartered Accountants
July 21, 2011	Licensed Public Accountants

Perry Truster	Monty Shelson	Steven Pelchovitz	Mark Pelchovitz	Mario Marrelli	Brian Lusthaus
Derek Lederer	Stan Shapiro	Garror Sands